UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2009

Mirant Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16107	20-3538156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia	30338
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 579-5000

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03    Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

(a) On August 6, 2009, the Board of Directors (the “Board”) of Mirant Corporation (the “Company”), upon recommendation of the Nominating and Governance Committee, amended the Company’s Amended and Restated By-laws (the “By-laws”). New Article IX of the By-laws provides a set of emergency by-laws that will become temporarily effective in the event a quorum of the Board cannot be assembled in the manner provided in the Company’s By-laws due to a catastrophic event. During an emergency, any officer or director will be able to call a meeting of the Board, and notice and quorum requirements are greatly relaxed. The emergency by-laws also allow for the appointment of temporary directors in the event that a quorum of directors cannot be obtained. Directors, officers and employees will not be liable for any action taken pursuant to the emergency by-laws other than willful misconduct.

The foregoing description is not complete and is qualified in its entirety by reference to the By-laws, attached as Exhibit 3.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Document
3.2	By-laws of Mirant Corporation, as amended and restated on August 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2009

Mirant Corporation

/s/ Thomas Legro
Thomas Legro
Senior Vice President and Controller
(Principal Accounting Officer)

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